Teekay Corporation 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton HM 08 Bermuda	Exhibit 8.2

April 24, 2019

Registration Statement on Form F-3: Exhibit 8.2 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Corporation, a Marshall Islands corporation (the “Corporation”), in connection with the preparation of the Corporation’s Registration Statement on Form F-3 (the “Rule 462(b) Registration Statement”) filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with respect to the registration of the issuance and sale from time to time, of the Corporation’s common shares, par value $0.001 per share.

The Rule 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form F-3 (No. 333-221806), as amended (the “Registration Statement”, together with the Rule 462(b) Registration Statement, the “Registration Statements”), including the prospectus contained therein, which was initially filed with the Securities and Exchange Commission on November 29, 2017.

The Common Shares will be sold from time to time as set forth in the Rule 462(b) Registration Statement, the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus.

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statements and the Prospectus, and (ii) such other papers, documents and certificates of public officials and certificates of representatives of the Corporation as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus under the caption “Non-United States Tax Considerations—Republic of the Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Corporation included under such captions, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to the Registration Statements, the discussion of this opinion in the Registration Statements and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP